UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2025

TRANSUITE.ORG INC.
(Exact name of registrant as specified in its charter)

Nevada	333-255178	30-1129581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

732 S 6th St # 4304 Las Vegas, NV 89101
(Address of Principal Executive Offices)

(775) 295-4295

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (2§40.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 15, 2025, Transuite.Org Inc. (the "Company" or "TRSO") entered into a Letter of Intent ("LOI") with Fujian Wochong Intelligent Technology Co., Ltd. (“Wochong”), a company incorporated in China, outlining a proposed transaction wherein TRSO will acquire 51% of the equity interest in Wochong through the issuance of TRSO common stock (the "Transaction").

The LOI stipulates that the Transaction will be executed based on the mutually agreed valuation of Wochong, which is to be determined upon completion of due diligence. The agreement is subject to several conditions, including satisfactory due diligence results, approval by the boards of directors of both companies, the absence of any material adverse changes, and obtaining all necessary third-party consents. The LOI includes mutual confidentiality provisions and grants either party the right to terminate the agreement in writing should the due diligence results prove unsatisfactory.

It should be noted that the LOI does not constitute a binding commitment to complete the Transaction, as final execution remains contingent upon the negotiation and execution of definitive agreements. The complete LOI is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On September 15, 2025, TRSO issued a press release announcing the LOI. A copy is attached as Exhibit 99.1.

The information in this Item 7.01 (including Exhibit 99.1) is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to liability under that section.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Letter of Intent, dated September 15, 2025, between Transuite.Org Inc. and Fujian Wochong Intelligent Technology Co., Ltd.
99.1	Press Release dated September 15, 2025.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSUTIE.ORG INC.

Date: September 16, 2025	By:	/s/ Mengqing Fan
Name: Mengqing Fan
Title: Chief Executive Officer

3